UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GENZYME CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENZYME CORPORATION 500 Kendall Street Cambridge, MA 02142

June 9, 2010

Dear Shareholders,

On June 9, 2010, Genzyme Corporation (the “Company”) and Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P. and High River Limited Partnership (collectively, the “Icahn Group”) entered into an agreement (the “Settlement Agreement”) to settle the proxy contest pertaining to the election of directors to the Company’s Board of Directors (the “Board”) at the Company’s 2010 annual meeting of shareholders (the “Annual Meeting”), which will be held on June 16, 2010.

Under the Settlement Agreement, which is described in the accompanying supplement (the “Supplement”) to the Company’s proxy statement dated April 26, 2010, the Icahn Group has irrevocably withdrawn their notice of intention to nominate certain individuals for election as directors at the Annual Meeting, agreed to immediately cease all efforts related to their own proxy solicitation and agreed to cause to be voted all shares of the Company’s common stock held by the Icahn Group on the record date and which they are entitled to vote in favor of all of the directors nominated by the Board. Additionally, the Company has agreed that, following the Annual Meeting, the number of seats on the Board will be increased by two, and Steven Burakoff and Eric Ende will be appointed to serve as directors of the Company until the Company’s 2011 annual meeting of shareholders.

The Board’s nominees for election as directors at the Annual Meeting are: Douglas A. Berthiaume, Robert J. Bertolini, Gail K. Boudreaux, Robert J. Carpenter, Charles L. Cooney, Victor J. Dzau, Senator Connie Mack III, Richard F. Syron, Henri A. Termeer and Ralph V. Whitworth.  Our Board of Directors urges you to elect the ten nominees recommended by the Board by voting on the enclosed WHITE proxy card.

Please note that, pursuant to the Settlement Agreement, any GOLD proxy card which you may have previously submitted will NOT be voted at the Annual Meeting. Accordingly if you previously submitted a GOLD proxy card, it is very important that you sign, date, and return the enclosed WHITE proxy card or submit your proxy by internet or telephone.

Please review the Supplement, regardless whether you voted on a card previously supplied by the Company. If you have questions about voting your shares, please call Innisfree M&A Incorporated toll free at (888) 750-5835.

Sincerely,

Henri A. Termeer
Chairman and Chief Executive Officer

500 Kendall Street
Cambridge, MA 02142

SUPPLEMENT
TO
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

to be held on June 16, 2010

at 9 a.m. local time,

at the American Academy of Arts and Sciences,

136 Irving Street,

Cambridge, Massachusetts

This supplement (the “Supplement”) supplements and amends the proxy statement dated April 26, 2010 (the “Proxy Statement”) of Genzyme Corporation (the “Company”) furnished to holders of the Company’s common stock (the “Common Stock”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the annual meeting of shareholders to be held on June 16, 2010, or any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be held at 9 a.m. local time at the American Academy of Arts and Sciences, 136 Irving Street, Cambridge, Massachusetts. The record date for the determination of the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is April 9, 2010, which is the same record date specified in the Proxy Statement. This Supplement, which should be read in conjunction with the Proxy Statement, is first being mailed to shareholders on or about June 9, 2010.

On June 9, 2010, the Company and Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P. and High River Limited Partnership (the “Icahn Group”), entered into an agreement (the “Settlement Agreement”) to settle the proxy contest pertaining to the election of directors to the Board at the Annual Meeting.

Under the Settlement Agreement, the Icahn Group has irrevocably withdrawn their notice of intention to nominate certain individuals for election as directors at the Annual Meeting, agreed to immediately cease all efforts related to their own proxy solicitation and agreed to cause to be voted all shares of the Company’s Common Stock held by the Icahn Group on the record date and which they are entitled to vote in favor of all of the directors nominated by the Board. For additional information regarding the Settlement Agreement refer to the section below captioned “Background.”

The Board’s nominees for election as directors at the Annual Meeting are: Douglas A. Berthiaume, Robert J. Bertolini, Gail K. Boudreaux, Robert J. Carpenter, Charles L. Cooney, Victor J. Dzau, Senator Connie Mack III, Richard F. Syron, Henri A. Termeer and Ralph V. Whitworth.  Our Board of Directors urges you to elect the ten nominees recommended by the Board by voting on the enclosed WHITE proxy card.

In addition, shareholders are being asked to vote at the Annual Meeting for the following proposals:

•                  To amend our 2004 Equity Incentive Plan to increase the number of shares of Common Stock available for issuance under the plan by 2,750,000 shares;

•                  To amend our 2009 Employee Stock Purchase Plan to increase the number of shares of Common Stock available for issuance under the plan by 1,500,000;

•                  To amend our 2007 Director Equity Plan to increase the number of shares of Common Stock available for issuance under the plan by 250,000 shares;

•                  To amend our Restated Articles of Organization to reduce the percentage of shares required for shareholders to call a special meeting of shareholders from 90% to 40%; and

•                  To ratify our audit committee’s selection of independent auditors.

If you submitted or submit a WHITE proxy card, and do not revoke your proxy before it is voted at the Annual Meeting, your shares will be voted as indicated on that proxy card.

Please note that, pursuant to the Settlement Agreement, any GOLD proxy card which you may have previously submitted will NOT be voted at the Annual Meeting. Accordingly if you previously submitted a GOLD proxy card, it is very important that you sign, date, and return the enclosed WHITE proxy card or submit your proxy by internet or telephone.

In 2007, shareholders approved an amendment to our bylaws to provide for majority voting for the election of directors in uncontested elections and plurality voting for contested director elections. When the number of nominees timely nominated as of the record date for election at an annual meeting exceeds the number of directors to be elected at the meeting, the election of directors at such annual meeting is a contested election. Therefore, even though the Icahn Group has withdrawn its nominees, pursuant to our bylaws, the election of directors at the Annual Meeting is still considered a contested election, and directors will be elected by a plurality of votes cast. This means that the ten nominees for director receiving the highest number of votes “FOR” election will be elected as directors.  Adoption of the proposals that are scheduled to be presented at the meeting, other than the election of directors and the amendment of our charter, require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. The charter amendment requires the approval of a majority of shares outstanding. If you are a shareholder of record and you vote “abstain” on any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes on that proposal. However, your shares will be counted for purposes of determining whether a quorum is present. If you are a beneficial owner holding through a nominee and indicate that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominee for director, your nominee should so indicate in the vote submitted to us.

Under stock exchange rules, a broker may not vote on “non-routine” matters without receiving your specific voting instructions. This is called a “broker non-vote.” At the Annual Meeting or any adjournment or postponement thereof, your broker nominee will not be able to submit a vote on the election of directors or the proposed amendments to our equity plans or our charter unless it receives your specific instructions. The broker nominee will, however, be able to vote on the ratification of the selection of our independent auditors even if it does not receive your instructions. We urge you to provide instructions to your broker so that your votes may be counted on these important matters. Please submit your voting instructions by following the simple directions on the WHITE voting instruction form to ensure that your broker votes your shares on your behalf.

Shareholders are urged to vote promptly using the enclosed WHITE proxy card. You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a record holder, you may revoke or amend your proxy at any time before it is voted at the Annual Meeting or any adjournment or postponement thereof by (1) writing to us directly, (2) submitting a new proxy card with a later date by mail, over the telephone or on the Internet, or (3) by attending the meeting or any adjournment or postponement thereof and voting in person. If you hold your shares in street name, you must follow the instructions on your voting instruction form to revoke any prior voting instructions.

For additional information regarding voting of your shares, refer to the section below captioned “Voting of Proxies.”

Background

On February 19, 2010, the Icahn Group formally notified the Company of their intention to nominate four nominees for election at the Annual Meeting.

On June 9, 2010, as stated above, the Company and the Icahn Group entered into the Settlement Agreement. Pursuant to the Settlement Agreement, among other things:

•     The Company has agreed that, within 1 business day after the Annual Meeting, each of Steven Burakoff and Eric Ende will be appointed to the Board to serve as a director of the Company until the Company’s 2011 annual meeting of shareholders.  Under our restated articles of organization and bylaws, our Board has the authority to increase the size of the Board and add new directors without obtaining shareholder approval.  We do not anticipate that any directors would resign or be removed in connection with the addition of Drs. Burakoff and Ende to our Board.

•     The Icahn Group has irrevocably withdrawn their notice to the Company of their intention to nominate certain individuals at the Annual Meeting and have agreed to immediately cease all efforts related to their own proxy solicitation.

•     Each member of the Icahn Group will cause all shares of the Company’s Common Stock held by the Icahn Group on the record date and which they are entitled to vote to be present and voted for all of the directors nominated by the Board for election at the Annual Meeting.

We have filed a complete copy of the Settlement Agreement with the Securities and Exchange Commission on June 9, 2010 as Exhibit 99.1 to our Current Report on Form 8-K. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

Nominees

All ten members of the current Board are standing for re-election at the Annual Meeting: Douglas A. Berthiaume, Robert J. Bertolini, Gail K. Boudreaux, Robert J. Carpenter, Charles L. Cooney, Victor J. Dzau, Senator Connie Mack III, Richard F. Syron, Henri A. Termeer and Ralph V. Whitworth.

We also announced on June 7, 2010, that Dennis M. Fenton has been nominated for election to the Board by the Nominating and Corporate Governance Committee of the Board.  The nomination fulfills the commitment we made as part of the agreement announced in April 2010 with Relational Investors, LLC to nominate an independent director recommended by Relational Investors, LLC with substantial expertise in biopharmaceutical manufacturing and operations.  Dr. Fenton is not currently a member of our Board and is not standing for re-election at the Annual Meeting, but we expect that the Board will vote to expand and appoint Dr. Fenton to the Board after the Annual Meeting.  Under our restated articles of organization and bylaws, our Board has the authority to increase the size of the Board and add new directors without obtaining shareholder approval.  We do not anticipate that any director would resign or be removed in connection with the addition of Dr. Fenton to our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE BOARD’S NOMINEES.

Voting of Proxies

If you wish to vote for the ten nominees listed above, you may do so by voting on the WHITE proxy card enclosed with this Supplement. If you vote, or if you previously voted, on the WHITE proxy card previously furnished to you with the Proxy Statement, your shares will be voted in accordance with your instructions, or in the absence of any such instructions, for the ten nominees named above. No further action is required if you have already voted on a WHITE proxy card previously supplied by the Company.

Shares of Common Stock represented by properly executed proxy cards received by the Company (either electronically via the internet, by phone, or via mail) in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. If you are a shareholder of record, and you sign and return a WHITE proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters listed in the notice for the meeting, and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting. If you hold your shares in street name and do not provide your broker with voting instructions (including by returning a blank WHITE voting instruction card), your shares may be treated as “broker non-votes” and may not be counted in connection with certain matters (as described above).

If you submitted or submit a WHITE proxy card, and do not revoke your proxy before it is voted at the Annual Meeting, your shares will be voted as indicated on that proxy card.

Please note that any GOLD proxy card which you may have previously submitted will not be voted at the Annual Meeting. Accordingly if you previously submitted a GOLD proxy card, it is very important that you sign, date, and return the enclosed WHITE proxy card or submit your proxy by internet or telephone. Proxies granted by the GOLD proxy card included with the Icahn Group’s proxy statement will not be included in determining whether or not a quorum is present and will not be counted in tabulating the number of votes cast on the election of directors or for the other proposals. Your vote on the GOLD proxy card included with the Icahn Group’s proxy statement will have no effect on the outcome of the voting. In addition, votes that you may have previously authorized to be cast on your behalf by the Icahn Group by telephone or the internet will not be cast. You may vote again by telephone or the internet by following the instructions in the accompanying WHITE proxy card.

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

By order of the Board of Directors,
Peter Wirth, Secretary
Cambridge, Massachusetts

Important Information

On April 26, 2010, Genzyme filed a definitive proxy statement with the SEC in connection with the company’s 2010 annual meeting of shareholders. Genzyme shareholders are strongly advised to read carefully the company’s definitive proxy statement and other proxy materials before making any voting or investment decision because the definitive proxy statement and other proxy materials contain important information. The company’s definitive proxy statement and any other reports filed by the company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Genzyme at www.genzyme.com. Copies of the company’s definitive proxy statement and other proxy materials are available for free by writing to Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, toll free at: (888) 750-5835.